SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT


             PURSUANT TO SECTION 13 OR 15 (d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported): August 19, 2004


                     EverTrust Financial Group, Inc.
                     -------------------------------
      (Exact name of registrant as specified in its charter)



      Washington                 0-26993             91-1613658
    --------------             -----------         --------------
 State or other jurisdiction   Commission         (I.R.S. Employer
     of incorporation          File Number        Identification No.)


 2707 Colby Avenue, Suite 600, Everett, Washington            98201
 -------------------------------------------------          ---------
 (Address of principal executive offices)                   (Zip Code)


  Registrant's telephone number (including area code)  (425) 258-3645


                           Not Applicable
     -------------------------------------------------------------
     (Former name or former address, if changed since last report)

Item 8.01.  Other Events
------------------------

     On August 19, 2004, a class action lawsuit was filed against EverTrust Financial Group, Inc. ("EverTrust"), each of its directors and KeyCorp in the Superior Court of the State of Washington for the County of Snohomish in connection with the proposed merger between EverTrust and KeyCorp. The lawsuit, Freeport Partners, LLC, et al. v. EverTrust Financial Group, Inc., et al (Case No. 04-2-05626-6) was filed on behalf of a proposed class of stockholders other than the defendants, executive officers of EverTrust and the immediate family members of the defendants and officers, and alleges that EverTrust board of directors breached its fiduciary duties in connection with approving the merger and its duty of full disclosure. The lawsuit seeks, among other things, to enjoin or rescind the proposed merger of EverTrust and KeyCorp. In addition, the lawsuit seeks to recover unspecified damages and seeks the payment of attorneys' and experts' fees. EverTrust believes that the lawsuit is without merit and intends to defend against it vigorously. A copy of the complaint is attached as Exhibit 99.1 and incorporated herein by reference.



Item 9.01.  Financial Statements and Exhibits
---------------------------------------------

     Exhibit
     -------

        99.1 Complaint in Freeport Partners, LLC, et al. v. EverTrust Financial Group, Inc., et al (Case No. 04-2-05626-6)

                              SIGNATURES
                              ----------


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                 EVERTRUST FINANCIAL GROUP, INC.



DATE: August 24, 2004                By:/s/ Michael B. Hansen
                                        ---------------------------------
                                        Michael B. Hansen
                                        President and Chief Executive Officer

                            Exhibit 99.1

                                  FILED
                               Aug 19, 2004
                              PAM L. DANIELS
                               COUNTY CLERK
                             SNOHOMISH CO. WASH


                     SUPERIOR COURT OF THE STATE OF WASHINGTON

                          FOR THE COUNTY OF SNOHOMISH


Freeport Partners LLC, on behalf of itself and            Case No. 04 2 05626 6
all others similarly situated,

            Plaintiff,                                     CLASS ACTION
     v.                                                    ------------

Michael B. Hansen, George S. Newland, William J. Rucker,   SUMMONS [20 days]
Robert G. Wolfe, Michael R. Deller, Thomas R. Collins,
Louis H. Mills, Margaret B. Bavasi, R. Michael Knight,
Thomas J. Gaffney, EverTrust Financial Group, Inc., and KeyCorp,

            Defendants,



TO THE DEFENDANTS:

     A lawsuit has been started against you in the above-entitled court by Freeport Partners LLC, plaintiff. Plaintiff's claim is stated in the written complaint, a copy of which is served upon you with this summons.

     In order to defend against this lawsuit, you must respond to the complaint by stating your defense in writing, and by serving a copy upon the person signing this summons within 20 days after the service of this summons, excluding the day of service, or a default judgment may be entered against you without notice. A default judgment is one where plaintiff is entitled to what it asks for because you have not responded. If you serve a notice of appearance on the undersigned person, you are entitled to notice before a default judgment may be entered.

     You may demand that the plaintiff file this lawsuit with the court. If you do so, the demand must be in writing and must be served upon the person signing this summons. Within 14 days after you serve the demand, the plaintiff must file this lawsuit with the court, or the service on you of this summons and complaint will be void.

     If you wish to seek the advice of an attorney in this matter, you should do so promptly so that your written response, if any, may be served on time.

     This summons is issued pursuant to Rule 4 of the Superior Court Civil Rules of the State of Washington.


     Dated: August 19, 2004     LAW OFFICES OF CLIFFORD A. CANTOR, P.C.

                                By: /s/Cliff Cantor
                                   ----------------------------------
                                   Clifford A. Cantor(WSBA # 17893)
                                   627 208th Ave. SE
                                   Sammamish, WA 98074-7033
                                   Tel: (425) 868-7813
                                   Fax: (425) 868-7870

                                   Attorney for Plaintiff


Of Counsel:

THE BRUALDI LAW FIRM
29 Broadway
New York, NY 10006
Tel: (212) 952-0602
Fax: (212) 952-0608

                                 FILED
                             AUG. 19, 2004
                            PAM L. DANIELS
                             COUNTY CLERK
                          SNOHOMISH CO. WASH


                 SUPERIOR COURT OF THE STATE OF WASHINGTON

                      FOR THE COUNTY OF SNOHOMISH


Freeport Partners LLC, on behalf of itself      Case No. 04 2 05626 6
and all others similarly situated,

                        Plaintiff,              CLASS ACTION
                                                ------------

            v.                                  COMPLAINT FOR BREACH OF
                                                FIDUCIARY DUTY AND FAILURE
Michael B. Hansen, George S. Newland,           TO DISCLOSE
William J. Rucker, Robert G. Wolfe,
Michael R. Deller, Thomas R. Collins,
Louis H. Mills, Margaret B. Bavasi,             JURY TRIAL DEMANDED
R. Michael Knight, Thomas J. Gaffney,           -------------------
EverTrust Financial Group, Inc., and KeyCorp,

                        Defendants.


     Plaintiff, by its attorneys, alleges as and for its class action complaint, upon personal knowledge as to itself and its own acts, and as to all other matters upon information and belief derived from, inter alia, a review of documents filed with the Securities Exchange Commission ("SEC"), press releases issued by the defendants, and publicly available news sources such as newspaper articles, as follows;

                          NATURE OF THE ACTION
                          --------------------

  1.  This is a class action on behalf of the shareholders of EverTrust

Financial Group Inc. ("EverTrust" or the "Company') which seeks, inter alia, to enjoin defendants' actions


COMPLAINT
related to the sale of EverTrust to Keycorp (the "Sale Agreement") without making full and adequate disclosures, and to obtain other appropriate relief.

Specifica11y, Plaintiff alleges that defendants have determined to sell

EverTrust to KeyCorp in substantial part because of the extensive personal compensation that they will receive from the Sale Agreement - compensation that would not otherwise be received now, if ever, absent the Sale Agreement.


  2.  Plaintiff further alleges that defendants have participated directly or by conspiracy, or by aiding and abetting one another, in violation of their fiduciary duties of due care, loyalty and disclosure to BverTrust's shareholders in that they: (1) caused EverTrust to enter the Sale Agreement notwithstanding the unfair price offered and without auctioning the company or otherwise giving due consideration to the interests of EverTrust's public shareholders; (2) have not made full and adequate disclosure to EverTrust's public shareholders; and (3) have done so because they will receive compensation not available to other EverTrust shareholders in the form of,

inter alia, acceleration and/or conversion of stock options and indemnification.


                          JURISDICTION AND VENUE
                          ----------------------

  3.  This Court has jurisdiction over the subject matter of this action pursuant to Rev. Code Wash. (RCW) Section 2.08.010.


  4.  This Court has jurisdiction over each of the defendants in this action because EverTrust is headquartered in Washington and many of each defendant's actions challenged in this complaint occurred in this State.


  5.  EverTrust's principal place of business is located in this county, and defendants' wrongful acts arose in this county.


COMPLAINT
                                      -2-

                                PARTIES
                                -------

  6.  Plaintiff Freeport Partners LLC owned shares of EverTrust common stock at all relevant times and continues to own such shares.


  7.  Defendant EverTrust is a Washington corporation headquartered at 2707

Colby Avenue, Suite 600, Everett, Washington. The Company is the holding company for EverTrust Bank of Washington ("EverTrust Bank" or the "Bank") and

serves the Puget Sound region though its EverTrust Bank offices in Seattle,

Bellevue, Tacoma, Everett, Portland, and Snohomish County. The financial services it provides include commercial real estate, retail banking business and private banking, and wealth management services. At March 31, 2004,

the Company had total assets of $770.1 million, total deposits of $546.4 million, and total equity of $90.6 million.


  8.  Defendant KeyCorp is an Ohio corporation headquartered at 127 Public

Square, Cleveland, Ohio. It has elected to be a bank holding company and a financial holding company under the Bank Holding Company Act of 1956, as amended ("BHCA").  At December 31, 2003, KeyCorp was one of the nation's largest bank-based financial services companies with consolidated total assets of $84.5 billion.  Its subsidiaries provide a wide range of retail and commercial banking, commercial leasing, investment management, consumer finance and investment banking products and services to individual, corporate, and institutional clients through three major business groups: Consumer Banking,

Corporate and Investment Banking, and Investment Management Services. As of

December 31, 2003, these services were provided across much of the country through subsidiaries operating 906 full-service retail banking branches

("KeyCenters"), a telephone banking call center services group and 2,167 ATMs in 17 states. In addition to the customary banking services of accepting deposits and making loans,



COMPLAINT
                                      -3-

KeyCorp's bank and trust company subsidiaries provide specialized services,

including personal and corporate trust services, personal financial services,

customer access to mutual funds, cash management services, investment banking and capital markets products, and international banking services. Through its subsidiary banks, trust company, and registered investment adviser subsidiaries, KeyCorp provides investment management services to individual and institutional clients, including large corporate and public retirement plans,

foundations and endowments, high net worth individuals, and Taft-Hartley plans

(i.e. multiemployer trust funds established for providing pension, welfare,

or other benefits to employees).


  9.  Defendant Michael B. Hansen ("Hansen") has served as a director of the

Company since 1981. Currently, he serves as Chairman of the Board, President,

and Chief Executive Officer of the Company and Chief Executive Officer of the

Bank. Hansen has been employed by the Bank for 25 years. Hansen will benefit from the sale in a way that is not shared by all EverTrust shareholders because he will receive approximately $4.7 million as a result of the acceleration of stock options. Further, he will be granted a right to indemnification for acts or omissions occurring prior to the consummation of the Sale Agreement.


  10. Defendant George S. Newland ("Newland") has served a director of the

Company since 1985. Newland will benefit from the sale in a way that is not shared by all EverTrust shareholders because, as a non-employee director, he stands to share in approximately $5.6 million as a result of the acceleration of stock options. In addition, he will be granted a right to indemnification for acts or omissions occurring prior to the consummation of the Sale

Agreement.


  11. Defendant William J. Rucker ("Rucker") has served as a director of the

Company since 1976.  Rucker will benefit from the Sale Agreement in a way that is not shared by all



COMPLAINT

EverTrust shareholders because, as a non-employee director, he stands to share in approximately $5.6 million as a result of the acceleration of stock options.

In addition, he will be granted a right to indemnification for acts or omissions occurring prior to the consummation of the Sale Agreement.


  12. Defendant Robert G. Wolfe ("Wolfe") has served as a director of the

Company since 2003.  Wolfe will benefit from the Sale Agreement in a way that is not shared by all EverTrust shareholders because, as a non-employee director, he stands to share in approximately $5.6 million as a result of the acceleration of stock options, In addition, he will be granted a right to indemnification for acts or omissions occurring prior to the consummation of the Sale Agreement.


  13. Defendant Michael R, Deller ("Deller") has served as a director of the

Company since 1999.  Currently, he serves as Executive Vice President of the

Company and President and Chief Operating Officer of the Bank. Prior to his

appointment as President of the Bank in April 2000, he had served as Executive

Vice President and Chief Operating Officer since 1997. Deller is also the brother-in-law of director Thomas R. Collins.  Deller will benefit from the

Sale Agreement in a way that is not shared by all EverTrust shareholders because be will receive approximately $2.1 million as a result of the acceleration of stock options. Further, Deller is entitled to approximately

$296,800 in severance payment upon consummation of the Sale Agreement. In addition, he will be granted a right to indemnification for acts or omissions occurring prior to the consummation of the Sale Agreement.


  14.  Defendant Thomas R. Collins ("Collins") has served as a director of the

Company since 1994.  Collins is the brother-in-law of Michael R. Deller, the

Executive Vice President and Director of the Company and President, Chief

Operating Officer, and Director of the Bank.



COMPLAINT

Collins will benefit from the Sale Agreement in a way that is not shared by all

EverTrust shareholders because, as a non-employee director, he stands to share in approximately $5.6 million as a result of the acceleration of stock options.

In addition, he will be granted a right to indemnification for acts or omissions occurring prior to the consummation of the Sale Agreement.


  15. Defendant Louis H. Mills ("Mills") has served as a director of the

Company since 2002. Mills will benefit from the Sale Agreement in a way that is not shared by all EverTrust shareholders because, as a non-employee director, he stands to share in approximately $5.6 million as a result of the acceleration of stock options. In addition, he will be granted a right to indemnification for acts or omissions occurring prior to the consummation of the Sale Agreement.


  16. Defendant Margaret B. Bavasi ("Bavasi") has served as a director of the

Company since 1996. Bavasi will benefit from the Sale Agreement in a way that is not shared by all EverTrust shareholders because, as a non-employee director, she stands to share in approximately $5.6 million as a result of the acceleration of stock options. In addition. she will be granted a right to indemnification for acts or omissions occurring prior to the consummation of the Sale Agreement.


  17. Defendant R. Michael Kight ("Kight") has served as a director of the

Company since 1974. He is also an attorney and a partner in the law firm of

Newton-Kight which serves as general counsel to the Bank. Kight will benefit from the Sale Agreement in a way that is not shared by all EverTrust shareholders because, as a non-employee director, he stands to share in approximately $5.6 million as a result of the acceleration of stock options.

In addition, he will be



COMPLAINT
granted a right to indemnification for acts or omissions occurring prior to the consummation of the Sale Agreement.


  18. Defendant Thomas J. Gaffney ("Gaffney") has served as a director of the

Company since 1974.  Gaffney will benefit from the Sale Agreement in a way that is not shared by all EverTrust shareholders because, as a non-employee director, he stands to share in approximately $5.6 million as a result of the acceleration of stock options.  In addition, he will be granted a right to indemnification for acts or omissions occurring prior to the consummation of the Sale Agreement.


  19. The defendants identified in paragraphs 9 through 18 collectively constitute the entirety of EverTrust's board of directors. These 10 individuals are hereinafter referred to as the "Individual Defendants."


  20. By virtue of their positions as directors and/or officers of EverTrust and/or their exercise of control and ownership over the business and corporate affairs of EverTrust, the Individual Defendants have, and at all relevant times had, the power to control and influence and did control and influence and cause

EverTrust to engage in the practices complained of herein.  Each Individual

Defendant owed and owes EverTrust and its shareholders fiduciary obligations and were and are required to: (1) use their ability to control and manage

EverTrust in a fair, just and equitable manner; (2) act in furtherance of the best interests of EverTrust and its shareholders; (3) act to maximize shareholder value in connection with any change in ownership and control to the extent consistent with governing statutes; (4) govern EverTrust in such a manner as to heed the expressed views of its public shareholders; (5) refrain from abusing their positions of control; (6) not favor their own interests at the expense of EverTrust and its public shareholders; and (7) fully disclose all material events to EverTrust's public shareholders.  Each



COMPLAINT
defendant herein is sued individually and/or as a conspirator and aider and abettor and in their capacity as directors of EverTrust. The liability of each defendant arises from the fact that they have engaged in all or part of the unlawful acts, plans, schemes, or transactions complained of herein.



                           CLASS ACTION ALLEGATIONS
                           ------------------------

  21. Plaintiff brings this action as a class action pursuant to Washington

Superior Court Civil Rule 23 on behalf of all EverTrust common stock holders

(the "Class").  Excluded from the Class are defendants, EverTrust's directors and executive officers, members of the immediate families of the defendants and

EverTrust's directors and executive officers, their heirs and assigns, and those in privity with them.


  22. The members of the Class are so numerous and geographically dispersed that joinder of all of them would be impracticable. As of May 27, 2004,

EverTrust had 6,890,160 shares issued and outstanding.


  23. There are questions of law and fact common to the members of the Class including, among others, whether:


      (a) the defendants have and are breaching their fiduciary duties to the detriment of EverTrust shareholders;


      (b) plaintiff and the Class are entitled to an injunction and other equitable relief; and


      (c) plaintiff and the Class have been damaged and the extent to which they have sustained damages, and what is the proper measure of those damages,



COMPLAINT

  24. Plaintiffs claims are typical of the claims of the Class, since plaintiff and the other members of the Class have and will sustain harm arising out of defendants' breaches of their fiduciary duties. Plaintiff does not have any interests that are adverse or antagonistic to those of the Class.


  25. Plaintiff will fairly and adequately protect the interests of the Class.

Plaintiff is committed to the vigorous prosecution of this action and has retained counsel competent and experienced in this type of litigation.


  26. This action is properly maintainable as a class action.


  27. The prosecution of separate actions by or against individual members of the class would create a risk of inconsistent or varying adjudications with respect to individual members of the class which would establish incompatible standards of conduct for the party opposing the class, or adjudications with respect to individual members of the class which would as a practical matter be dispositive of the interests of the other members not parties to the adjudications or substantially impair or impede their ability to protect their interest.


  28. Defendants have acted or refused to act on grounds generally applicable to the class, thereby making appropriate final injunctive relief or corresponding declaratory relief with respect to the Class as a whole.


  29. The questions of law and fact common to the members of the class predominate over any questions affecting only individual members and a class action is superior to all other available methods for the fair and efficient adjudication of this controversy.



COMPLAINT

                               SUBSTANTIVE ALLEGATIONS
                               -----------------------
  Background
  ----------

  30. Since its conversion from mutual to stock form in 1999, EverTrust has consistently experienced increases in total assets and net income in percentages ranging from 4% to the low teens. The Company acknowledges that its financial results, although consistently increasing, were not reflective of its true potential. As the Company's CEO Michael B. Hansen stated in April 2004:

"While [we] are not performing at nearly [our] potential, [we] believe that operating fundamentals have certainly improved on several levels ... [We]

believe that the loan payoffs during the past two quarters resulting from the prolonged and dramatic decline in interest rates are clearly behind [us] and in no way indicate a true reflection of EverTrust's performance or any trend ...

[We] have trimmed noninterest expenses to more closely align with actual revenues ... Opportunities also remain to enhance [our] commercial mortgage banking operations in the coming year now that the loan portfolio has returned to a stable level, and [we] have added personnel to grow this part of [our]

business.  [We] are not a single-family lender of any volume as [we] were ten years ago. [We] expect that [our] commercial mortgage banking operations will continue to contribute to the bottom line to a much greater degree than in previous years. In this pursuit [we] will seek to grow revenues beyond simply growing loans outstanding as part of [our] long-term business strategy to rely less on margin revenue and more on noninterest income.  Further, the Company acknowledged that its "capital plan needed a reasonable time to succeed and therefore did not seek to pursue other alternatives." Moreover, in keeping with its positive outlook on the future, on July 27, 2004, the board caused the

Company to declare a cash dividend of $0.11 per share on its common stock.



COMPLAINT

  31. However, in early 2004, the board inexplicably revised its earlier determination that it "needed reasonable time to succeed" and instead engaged

Keefe, Bruyette & Woods ("Keefe Bruyette") to discuss and review strategic options.  In pursuit of such strategic options, Keefe Bruyette contacted

KeyCorp, with whom the Company executed a confidentiality agreement on April

26, 2004.  Subsequently, in May 2004, the Company received unsolicited offers from four regional financial institutions, but later determined that three of those four solicited offers were not "viable."  The Company failed to explain its reason for finding those offers "not viable."  Further, at that time KeyCorp presented a preliminary offer, suggesting a transaction consisting of stock and cash consideration, and which valued the Company at a range of $23.79 - $25.67 per share. Thereafter, on June 9, 2004, KeyCorp confirmed its offer of $25.665 per share in a cash and stock combination.  However, in mid-June 2004 the offer was revised to an all cash transaction. Toward the end of June, 2004, KeyCorp again revised its offer, this time reducing the consideration offered to EverTrust's shareholders to $25.6016 per share,

ostensibly to account for expenses with regard to the retention of key executives, severance arrangements, and other merger related expenses.

Following that reduction, and without any evidence of further negotiations to increase the consideration to EverTrust's shareholders, the EverTrust's board approved the sale of EverTrust to KeyCorp.


  32. Pursuant to the Sale Agreement, each of EverTrust's public shareholders will be forever deprived of their ownership interest in EverTrust.  Meanwhile,

on information and belief, the Individual Directors entered into the Sale

Agreement only because of the substantial personal benefits they will obtain as a result of the sale.



COMPLAINT

     EverTrust's Directors and Officers Stand to Reap Enormous Profits and Other Benefits as a Result of this Transaction Which Will Not Be Equally Shared with EverTrust's Public Shareholders
------------------------------------------------------------------------------

  33. Many of EverTrust's senior officers and directors stand to receive compensation, in the form of cash payments through the acceleration of stock options and/or the conversion of stock options and indemnification agreements,

beyond what the public shareholders will receive in connection with the Sale

Agreement) as follows:


      (a) Acceleration of Stock Options - Under the terms of the Sale

Agreement, upon completion of the merger, each outstanding and unexercised stock option to acquire shares of EverTrust common stock granted under the

EverTrust stock plans, whether or not vested, will cease to represent the right to acquire shares of EverTrust common stock, and will be cancelled upon the consent of the option holder and become a right to receive the merger consideration, less the option exercise price. The Sale Agreement further provides that option holders who do not consent to the accelerated vesting of their options may choose to receive options to purchase KeyCorp stock. As such,

EverTrust directors and officers will have the option to choose to participate in EverTrust's future growth, while EverTrust's public shareholders will be summarily cashed out of their beneficial interest in the Company. The preliminary proxy reveals that directors Hansen and Deller hold options to purchase approximately 269,587 and 119,441 shares respectively, valued at approximately $4.7 million and $2.1 million respectively. In addition, the non-employee directors of EverTrust, as a group, hold options to purchase an aggregate of 364,483 shares valued at $5.6 million.


      (b) Restricted Stocks - Under the terms of the Sale Agreement, unvested restricted stacks held by executive officers and directors as of the consummation of the Sale Agreement will vest. Currently, defendants Hansen and

Deller hold options to purchase



COMPLAINT
restricted stock in the amount of 24,801 and 10,783 shares respectively. In addition, the non-employee directors as a group hold options to purchase an aggregate of 30,130 shares of restricted stock. These restricted options are scheduled to vest on October 1,2004, which means that these directors will be entitled to receive the merger consideration of $25.6016 per share;


      (c) Indemnification - The Sale Agreement provides that EverTrust's officers and directors will have rights to indemnification for acts or omissions occurring prior to the consummation of the Sale Agreement (the

"Effective Time") for six years after the Effective Time - thereby insulating them from all liability arising from this transaction.


  34. Because of these financial incentives, the each of the Individual

Defendants had a conflict of interest in deciding whether EverTrust should be sold at all and, if sold, to whom.


                           Breach of Fiduciary Duty
                           ------------------------

  35. The above facts illustrate a clear conflict of interest between the personal interest of the board and the board's fiduciary duty of loyalty and due care to EverTrust's public stockholders, particularly in that each and every member of Evertrust's Board of Directors stands to personally profit from the transaction. If the board had not acted in violation of its duties of loyalty and due care, the board would have actively considered allowing

EverTrust to remain independent or negotiated with other bidders. This is a violation of the duties of loyalty and due care to EverTrust's public shareholders on the part of each of the Individual Defendants.


  36. Rather than allowing the market to value EverTrust as a going concern,

the Individual Defendants capped EverTrust's value by causing it to enter into a no solicitation agreement with Keycorp and subsequently the Sale Agreement, a deal which grants the Individual Defendants significant benefits not shared by the Company's public shareholders.  Defendants further foreclosed any unsolicited bids by third parties by agreeing to pay a $9.75


COMPLAINT
million termination fee to Keycorp in a variety of circumstances. Most notably,

the termination fee grants Keycorp the right to terminate the agreement and collect the $9.75 million fee if EverTrust's board so much as recommends a competing takeover proposal.


  37. The Individual Defendants have breached their fiduciary duties by reason of the acts and transactions complained of herein, including, but not limited to, (1) their decision to sell the Company to Keycorp without the requisite effort to obtain the best offer possible for shareholders; (2) their decision to enter into the Sale Agreement without attempting to negotiate with third parties; (3) their inclusion of defensive provisions in the Sale Agreement,

including a $9.75 million termination fee, which effectively prevent a superior bid from succeeding; and (4) their inclusion of provisions which benefit the

Individual Defendants to the exclusion of the public shareholders.


  38. Keycorp and EverTrust have knowingly aided and abetted the breaches of fiduciary duty committed by the Individual Defendants.  Further, the proposed sale of Ever Trust to Keycorp could not take place without the knowing participation of Keycorp and EverTrust.


  39. The consideration to be paid to Class members in the proposed sale is unfair and inadequate because, inter alia:

      (a) the intrinsic value of EverTrust's common stock is in excess of the amount offered by Keycorp, giving due consideration to EverTrust's future value as a stand alone company and its value to Keycorp; and

      (b) The price to be paid for EverTrust shares is not the result of an appropriate consideration of the value of EverTrust because the Individual

Defendants approved the Sale Agreement without undertaking steps to accurately ascertain EverTrust's value through open bidding. By entering the Sale

Agreement without actively negotiating and by providing for a



COMPLAINT

$9.75 million termination fee in the event that the Sale Agreement does not close, the Individual Defendants have allowed the price of EverTrust stock to be capped, thereby depriving plaintiff and the Class of the opportunity to realize any increase in the value of EverTrust shares.  Despite the long~term value of the EverTrust acquisition for Keycorp and the immediate gains received by the Individual Defendants, EverTrust public shareholders will be receiving an inadequate takeover premium, and inadequate value given the true value of EverTrust.


  40. The terms of the Sale Agreement are grossly unfair to the Class, and the unfairness is compounded by the gross disparity between the knowledge and information possessed by the Individual Defendants by virtue of their positions of control of EverTrust and that possessed by EverTrust's public shareholders.

Defendants' intent is to take advantage of this disparity and to compel Class members to relinquish their EverTrust shares in the sale at an unfair price on the basis of incomplete or inadequate information.


  41. As a result of the breach of fiduciary duties by the Individual

Defendants complained of herein, plaintiff and other members of the Class have been and will be damaged in that they have not and will not receive their fair proportion of the value of EverTrust's assets and business, will be divested from their right to share in EverTrust's future growth and development, and have been and will be prevented from obtaining a fair and adequate price for their shares of EverTrust common stock.


  42. By reason of the foregoing, plaintiff and each member of the Class is suffering irreparable injury and damages.


  43. Plaintiff and other members of the Class have no adequate remedy at law.


  44. Consequently, absent the intervention of this Court, plaintiff and members of the Class will suffer irreparable harm in that they will be forever deprived of their interest in



COMPLAINT

EverTrust and, as set forth infra, will be so deprived without having the opportunity to cast an informed vote.


                                   COUNT I
                                   -------

                          BREACH OF FIDUCIARY DUTY
                          ------------------------

  45. Plaintiff repeats and realleges all previous allegations as if set forth in full herein.


  46. By reason of the foregoing, the defendants have breached their fiduciary duties to plaintiff and the Class and/or aided and abetted in the breach of those fiduciary duties.


  47. As a result, plaintiff and the Class have been harmed.



                                    COUNT II
                                    --------

                               FAILURE TO DISCLOSE
                               -------------------

  48. Plaintiff repeats and realleges all previous allegations as if set forth in full herein.


  49. The defendants have breached their duty of full and fair disclosure to plaintiff and the Class by failing to disclose to EverTrust's public shareholders, among many other things:

      (a) the precise amounts that each director and/or officer will receive as a result of the acceleration of unvested stock options and unvested restricted stock options;

      (b) the precise amounts that each officer and/or director will receive as a result of employment agreements he/she currently has with EverTrust,

including, but not limited to, the amount he/she will be entitled to as severance payments;

      (c) the premise amount of stock options that will be converted into the right to acquire Keycorp's common stock;

      (d) the names of all financial advisors and/or investment bankers with whom EverTrust consulted or retained in its quest to pursue strategic options,

and the reasons why the board ultimately retained Keefe, Bruyette & Woods

("Keefe Bruyette") as the sole financial


COMPLAINT
advisor with whom EverTrust consulted with regard to strategic options, and specifically with regard to the transaction with Keycorp;

      (e) any prior relationship between EverTrust and Keefe Bruyette,

including but not limited to prior instances where Keefe Bruyette served in the capacity of financial advisor regarding potential combination transactions and the terms of such potential transactions;

      (f) the existence of any prior relationship between Keycorp and Keefe

Bruyette, the extent and terms of such relationship, and the amount of fees received by Keefe Bruyette as a result of such relationship;

      (g) the percentage of Keefe Bruyette's stock ownership, if any, in

Keycorp;

      (h) details from the business plan that management presented to the board at the annual retreat in March, 2004, including the strategic focus that management envisioned for the Company at that time;

      (i) the "minor modifications" to the business plan that the board instructed management to make following the presentation at the annual retreat;

      (j) "the samples of possible scenarios" for EverTrust that Keefe Bruyette presented to the board at the board retreat in March 2004;

      (k) the board's rationale for determining to proceed along two paths and how the board reconciled the determination to pursue "strategic options" while concurrently creating a new long-term capital plan.  Further, defendants have not disclosed the sort of "strategic options" that the board/management envisioned at that time;

      (l) the name of the member of the board who was contacted by Bank B and the reasons that specific member of the board was contacted, as opposed to other board members;




COMPLAINT

      (m) the terms of the potential merger between Bank A and EverTrust,

including the price per share that Bank A was willing to pay;

      (n) the "certain terms" which Bank A and EverTrust could not agree on;

      (o) details on the seven merger parties that Keefe Bruyette contacted mid-April 2004, including the criteria used to select such companies and the outcome of these contacts;

      (p) details from the list of financial institutions that Keefe Bruyette presented to the Strategic Committee, including the number of companies on that list and the criteria used to select such companies, the number of those institutions which ultimately executed confidentiality agreements and the outcome of negotiations with those institutions;

      (q) the reasons for the Strategic Committee's determination that three of the four regional financial institutions which submitted unsolicited expressions of interest in May 2004 were not "viable acquirors";

      (r) the steps taken by the Strategic Committee, Keefe Bruyette, or anyone else acting on behalf of EverTrust to further negotiate with Banks B and C in order to better offers;

      (s) the names of the member of EverTrust management, and members of the board of directors or any committee thereof, if any, who met with "senior members" of KeyCorp's management on May 26, 2004;

      (t) the board's rationale for agreeing to an all cash transaction instead of the cash and stock combination previously discussed;

      (u) details about the discussions which resulted in the reduction of the merger consideration from $25.665 to $25.6016, including the impact that each of the retention agreements, the severance arrangements, and other expenses had on such reduction;




COMPLAINT

      (v) the names of directors, if any, who have entered into employment,

consultation, or any other form of agreement with Keycorp or EverTrust which provides for such director's retention and/or continued employment by Keycorp or the entity which emerges subsequent to the sale, and the terms of such agreements including compensation, severance payments, and any other benefits;

      (w) details of any other indication of interests, proposals, or offer received by EverTrust regarding strategic transactions or combinations, whether through the efforts of Keefe Bruyette, another investment banking firm or financial advisor, or unsolicited.


  50. As a result, plaintiff and the Class have been harmed.


                                   PRAYER
                                   ------

  WHEREFORE, plaintiff demands judgment as follows:

  1. determining that this action is a proper class action and that plaintiff is a proper class representative;

  2. declaring that defendants have breached their fiduciary duties to plaintiff and the Class and/or aided and abetted such breaches;

  3. declaring that defendants have breached their duty of full and fair disclosure to plaintiff and the Class;

  4. enjoining the Sale Agreement and, if the Sale Agreement is consummated,

rescinding it;

  5. requiring defendants to make corrective and complete disclosures to plaintiff and the Class;

  6. awarding plaintiff and the Class compensatory and/or rescissory damages as allowed by law;



COMPLAINT

  7. requiring defendants to forfeit any and all compensation since the commencement of their breaches of fiduciary duties, to the extent allowable;

  8. awarding interest, attorneys' fees, expert fees, and other expenses and costs in an amount to be determined, to the extent allowable; and

  9. granting such other relief as the Court may find just and proper.



                               TRIAL BY JURY
                               -------------

  Plaintiff demands a trial by jury of all issues so triable.



Dated: August 19, 2004                 Respectfully submitted,

                                       LAW OFFICES OF CLIFFORD A. CANTOR, P.C.

                                       By: /s/Cliff Cantor
                                           --------------------------------
                                           Clifford A. Cantor (WSBA #17893)
                                           627 208th Ave. SE
                                           Sammamish, WA 98074-7033
                                           Tel: (425) 868-7813
                                           Fax: (425) 868-7870

                                           Attorney for Plaintiff


Of Counsel:

THE BRUALDI LAW FIRM
29 Broadway
New York, NY 10006
Tel: (212) 952-0602
Fax: (212) 952-0608

COMPLAINT